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                                                                   Exhibit 99.02

                        CONSENT OF LEHMAN BROTHERS INC.

    We hereby consent to the use of our opinion letter dated May 6, 1999 to the Board of Directors of MediaOne Group, Inc. (the "Company") attached as Annex B to the Company's Proxy Statement/ Prospectus which forms a part of this Registration Statement on Form S-4 of AT&T Corp. (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Chapter One--Overview-- Summary--Opinion of Financial Advisor," "Chapter Two--The Transaction--The Merger Transaction-- Background of the Merger," "--Factors Considered by, and Recommendation of, the MediaOne Group Board," and "--Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By:  /s/ Paul Zoidis
                                          --------------------------------------

                                              Paul Zoidis
                                              Managing Director

New York, New York
August 27, 1999